Exhibit 99.1

TNS Announces Tender Offer to Purchase Up to 9 Million Shares

—Secures Commitment for New Financing—

RESTON, Va.—April 5, 2005—TNS, Inc. (NYSE: TNS) announced today the commencement of a modified “Dutch” auction tender offer to purchase up to 9 million shares of its outstanding common stock, or approximately 32% of the current shares outstanding, at a price per share of not less than $18.00 nor greater than $18.50 per share net to the seller in cash, for an aggregate purchase price of up to $166.5 million. TNS’ Board of Directors and a special committee of independent directors not affiliated with TNS’ controlling stockholder have approved this tender offer. This tender offer is commencing on April 5, 2005 and will expire, unless extended, at 5:00 pm, New York City time, on May 3, 2005.

TNS’ controlling stockholder, GTCR Golder Rauner L.L.C. and its affiliated investment funds (which are collectively referred to as GTCR), has committed to tender 6,000,000 shares pursuant to the tender offer. GTCR beneficially owns approximately 12.6 million shares or approximately 45% of TNS’ outstanding common stock. GTCR has agreed not to sell any of its remaining shares for a period commencing today and ending 90 days after the completion of the tender offer. TNS’ executive officers and directors (other than the three directors affiliated with GTCR) have advised the Company that they do not intend to tender shares pursuant to the offer.

TNS has obtained a commitment letter from General Electric Capital Corporation for a $240 million credit facility, a portion of which will be used to finance the tender offer. Accordingly, the tender offer will be conditioned upon the closing of this financing pursuant to the terms and conditions contained in the commitment letter and on terms satisfactory to TNS on or prior to the expiration of the tender offer and other customary conditions.

“The tender offer we are commencing today is consistent with the Company’s commitment to enhancing stockholder value and reflects our confidence in the long-term future of TNS,” stated John J. McDonnell, Jr., TNS’ Chairman and CEO. “The tender offer represents an opportunity for the Company to deliver value to stockholders who elect to tender their shares, while at the same time increasing the proportional ownership of the non-tendering stockholders in TNS. We believe the Company possesses the financial strength to successfully complete the tender offer and the related borrowings without jeopardizing future capital investments in our business.”

Mr. McDonnell continued, “With the assistance of management and outside advisors, a special committee of independent directors of our Board not affiliated with our controlling stockholder has undertaken a review of the Company’s strategic plan, its use of cash flows from operations for, among other things, capital expenditures, acquisitions, debt repayment and share repurchases, and a variety of alternatives for using the Company’s available financial resources. Based upon its review, the special committee of the Board, and upon the recommendation of the special committee, the Board, determined that increasing the Company’s financial leverage to fund the tender offer is a prudent use of our financial resources and an effective means of providing value to our stockholders.”

In the tender offer, stockholders have the opportunity to tender some or all of their shares at a price within the $18.00 to $18.50 price range. Based on the number of shares tendered and the prices specified by the tendering stockholders, TNS will determine the lowest per share price within the range that will enable it to buy 9,000,000 shares, or such lesser number of shares as are properly tendered. If stockholders holding in the aggregate more than 9,000,000 shares properly tender their shares at or below the determined price per share, TNS will purchase shares tendered by such stockholders, at the determined price per share, on a pro rata basis, as specified in the offer to purchase relating to the tender offer that is being distributed to stockholders. Stockholders whose shares are purchased in the tender offer will be paid the determined price per share, net in cash, without interest, promptly following the expiration of the tender offer period, as it may be extended. TNS will return promptly all shares not purchased to the stockholders tendering such shares free of charge after the expiration of the tender offer, as it may be extended. The tender offer is not contingent upon any minimum number of shares being tendered. The tender offer is subject to a number of other terms and conditions, including the financing condition described above, as specified in the offer to purchase.

Lehman Brothers is the Company’s financial advisor and the dealer manager. The information agent is The Altman Group, and the depositary is Wachovia Bank, NA. The offer to purchase, letter of transmittal and related documents are being mailed to stockholders of record and also are being made available for distribution to beneficial owners of TNS common stock.

None of TNS, its Board of Directors or the special committee of the Board of Directors, or the dealer manager, the information agent or the depositary for the tender offer, is making any recommendation to stockholders as to whether to tender or refrain from tendering their shares into the tender offer. Stockholders must decide how many shares they will tender, if any, and the price within the stated range at which they will offer their shares.

This press release is for informational purposes only and is not an offer to buy, or the solicitation of an offer to sell, any shares. The solicitation of offers to buy shares is being made only pursuant to the tender offer documents, including the offer to purchase and the related letter of transmittal that TNS is distributing to its stockholders and filing with the Securities and Exchange Commission (the “SEC”). Stockholders should read carefully the offer to purchase, the letter of transmittal and the other related materials because they contain important information. Stockholders may obtain free copies of the offer to purchase and other documents filed by TNS with the SEC at the SEC’s web site at www.sec.gov or from the information agent, The Altman Group, at 201-460-1200 (banks and brokers only) or 800-357-9212 (all others). Stockholders are urged to read these materials carefully prior to making any decision with respect to the tender offer.

Cautionary Note Regarding Forward-looking Statements

The statements contained in this release that are not historical facts are forward-looking statements. These forward-looking statements are based on current expectations, forecasts and assumptions that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in, or implied by, the forward-looking statements. The Company has attempted, whenever possible, to identify these forward-looking statements using words such as “may,” “will,” “should,” “projects,” “estimates,” “expects,” “plans,” “intends,” “anticipates,” “believes,” and variations of these words and similar expressions. Similarly, statements herein that describe the Company’s business strategy, prospects, opportunities, outlook, objectives, plans, intentions or goals are also forward-looking statements. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: the Company’s reliance upon a small number of customers for a significant portion of its revenue; competitive factors such as pricing pressures; the Company’s ability to grow its business domestically and internationally by generating greater transaction volumes, acquiring new customers or developing new service offerings; fluctuations in the Company’s quarterly results because of the seasonal nature of the business and other factors outside of the Company’s control; the Company’s ability to identify, execute or effectively integrate future acquisitions; the Company’s ability to incur additional indebtedness or obtain future financing on acceptable terms given our anticipated outstanding borrowings under, and the financial and other restrictive covenants contained in, our proposed amended and restated senior secured credit facility; the Company’s ability to adapt to changing technology; additional costs related to compliance with the Sarbanes-Oxley Act of 2002; any revised New York Stock Exchange listing standards; Securities and Exchange Commission (SEC) rule changes or other corporate governance issues; and other risk factors described in the Company’s annual report on Form 10-K filed with the SEC on March 31, 2005. In addition, the statements in this press release are made as of April 5, 2005. The Company expects that subsequent events or developments will cause its views to change. The Company undertakes no obligation to update any of the forward-looking statements made herein, whether as a result of new information, future events, changes in expectations or otherwise. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to April 5, 2005.

About TNS

TNS is one of the leading providers of business-critical, cost-effective data communications services for transaction-oriented applications and operates through its wholly owned subsidiary Transaction Network Services, Inc. TNS provides rapid, reliable and secure transaction delivery platforms to enable transaction authorization and processing across several vertical markets and trading communities.

Since its inception in 1990, TNS has designed and implemented multiple data networks, each designed specifically for the transport of transaction-oriented data. TNS’ networks support a variety of widely accepted communications protocols and are designed to be scalable and accessible by multiple methods. TNS’ network technologies have been deployed in the United States and internationally, and TNS’ networks have become preferred networks servicing the trading community, wireless and wireline carriers, and the card processing and dial-up automated teller machine markets. For further information about TNS, please refer to www.tnsi.com.

For more information please contact:

TNS, Inc. Investor Relations	Lippert/Heilshorn & Associates
Pam Bentley, 703-453-8509	Jody Burfening/Carolyn Capaccio
investorrelations@tnsi.com	212-838-3777

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